Exhibit 99.1

Auriga Laboratories Acquires Exclusive License to Market Unique New Intranasal Lubricant

OTC Product Expands Company’s Consumer Brands Division

LOS ANGELES — Auriga Laboratories, Inc. (OTCBB:ARGA), a specialty pharmaceutical company with products for the treatment of Xerostomia, dermatological conditions, and acute respiratory diseases, announced today that it has acquired the exclusive license to market a new over-the- counter intranasal lubricant developed by Dr. Donald Carter, MD, PC, a Colorado based Otolaryngologist. Licensing this nasal gel is part of Auriga’s strategic plan to grow its Consumer Brands Division. The company introduced Zinx Lozenges into the OTC cough/cold category in February and will introduce additional Zinx OTC products this summer. Auriga also markets a prescription-only line of Zinx products through its 200+ person nationwide sales force.

Nasal moisturizers are routinely recommended by physicians for patients with a wide range of nasal conditions including dryness, itching, burning, bleeding, and crusting. While saline solutions have been widely used for these conditions, due to rapid evaporation, these solutions typically do not have a long lasting effect. Unlike saline solutions, this new nasal gel, which is referred to as Ellevan gel, is a unique formulation consisting of microencapsulated saline which produces longer-lasting nasal hydration.

“The track record of the Ellevan gel is exceedingly impressive. It is clear that it significantly increases healing and helps to alleviate discomfort, both of which are critical components in helping patients to breathe more easily and efficiently,” said Nicolas G. Benedict, Ph.D, Chief Operating Officer of Scientific Due Diligence, Inc., who helped facilitate the deal. “I am very pleased with the Ellevan-Auriga partnership and am confident that the Auriga sales team will get the product into the hands of physicians and patients, where it can do the most good.”

“We believe this product and technology platform represent a significant opportunity for Auriga,” said Philip S. Pesin, CEO of Auriga. “While our cold remedy products have a seasonal element to sales, these products are in high demand throughout the year. We look forward to working with Scientific Due Diligence and Dr. Carter to further develop products based upon this exciting technology.”

About Scientific Due Diligence:

Founded in 2000, Scientific Due Diligence is a team of professional scientists and business strategists that are dedicated to bridging the gaps that exist between the science and business communities. The firm provides its clients with the expertise they need to successfully commercialize their technologies to enhance the quality of life. Its broad range of skills and expertise enable the firm to guide them through all phases of their growth; from discovery, through clinical trials, to ultimately successfully commercializing their product. The firm also provides services to venture capitalists, private equity investors, and financial analysts to assist them in evaluating the merits and risks of investment in science-based enterprises.

www.scientificduediligence.com

About Auriga Laboratories(TM)

Auriga Laboratories is a specialty pharmaceutical company building an industry changing commission based-sales model. The company’s high-growth business model combines driving revenues through a variable cost commission-based sales structure, acquisition of proven brand names, introduction of new brands, and a strategic development pipeline, all of which is designed to enhance its growing direct relationships with physicians nationwide. Auriga’s exclusive prescription and over-the-counter product portfolio includes Aquoral(TM) for the treatment of Xerostomia, Akurza(TM) and Xyralid(TM) dermatology products, and the Zinx(TM), Extendryl®, and Levall® families of products for relief of symptoms associated with a range of acute respiratory diseases. For more information, visit: www.aurigalabs.com.

Forward-Looking Statements

The information contained herein includes forward-looking statements. These statements relate to future events or to the company’s future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause its actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond the company’s control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects the company’s current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to its operations, results of operations, growth strategy and liquidity. The company assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. Important factors that could cause actual results to differ materially from the company’s expectations include, but are not limited to, those factors that are disclosed under the heading “Risk Factors” and elsewhere in documents filed by the company from time to time with the United States Securities and Exchange Commission and other regulatory authorities. Statements regarding the company’s ability to increase its sales force and the success of such sales force in selling its products in light of competitive and other factors, the regulatory status and/or regulatory compliance of its products, the estimated market for nasal sprays, the development of additional products,, its ability to sustain market acceptance for its products, its dependence on collaborators, the company’s ability to find and execute strategic transactions, its potential exposure to litigation, the company’s exposure to product liability claims, and the company’s prices, future revenues and income and cash flows and other statements that are not historical facts contain predictions, estimates and other forward-looking statements. Although the company believes that its expectations are based on reasonable assumptions, it can give no assurance that its goals will be achieved and these statements will prove to be accurate. Important factors could cause actual results to differ materially from those included in the forward-looking statements.

Contact:
Auriga Laboratories, Inc.
Philip S. Pesin, 310-461-3606
Fax: 310-564-1991
ppesin@aurigalabs.com
or
CEOcast, Inc.
Andrew Hellman, 212-732-4300
Adhellman@ceocast.com